EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


      MANCHESTER TECHNOLOGIES, INC. ANNOUNCES FISCAL THIRD QUARTER RESULTS



     HAUPPAUGE,  NEW YORK - June 11, 2003- Manchester  Technologies Inc. (NASDAQ
NM: MANC), a leading computer and network solutions provider, today announced financial results for its third fiscal quarter and nine months ended April 30, 2003.

     Revenues for the quarter were $63.9 million as compared with $65.1 million for the comparable quarter last year. Earnings for the quarter were $26,000 or $0.00 per diluted share as compared with $364,000 or $0.05 per diluted share reported a year ago. Weighted average common shares outstanding used for the computation of diluted earnings per share were 7,990,000 and 7,992,000, respectively.

     Revenues for the nine months were $212.8 million as compared with $194.8 million for the first nine months of last year. Earnings for the nine months were $59,000 or $0.01 per diluted share as compared with $901,000 or $0.11 per diluted share reported a year ago.

     Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "We are pleased that we were able to return to profitability in our third quarter. Our results continue to reflect the different dynamics that are currently impacting our business and the markets we serve. As a result of the ongoing economic slowdown and decline in spending in the technology industry, our revenues decreased during the third quarter of fiscal 2003 as compared to the third quarter last year and sequentially. However, our service revenues increased by 12% as compared to last year and revenues from our Electrograph subsidiary continue to grow as demand for their display technology solutions remains strong. However, competition, pricing pressure and economic and market forces continue to affect us, resulting in a decrease in our gross margins."

     "Nevertheless, our healthy cash position and strong balance sheet should enable us to withstand the current business and industry cycles and allow us to continue focusing on our strategy of providing business solutions, services, product fulfillment and display technologies that meet all of our customers' needs."

     The Company ended the quarter with cash and cash equivalents of $10.9 million, working capital of $31.0 million, total assets of $80.7 million and shareholders' equity of $46.6 million.



About Manchester Technologies, Inc.

     Manchester  Technologies,   Inc.  is  a  single-source  solutions  provider
specializing in hardware and software procurement, custom networking, storage, display technology and enterprise and Internet solutions. Manchester

MANCHESTER TECHNOLOGIES, INC.

Page 2

engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com

Statement Under the Private Securities Litigation Reform Act

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2002, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.
















                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                    Unaudited

                                                Three months ended April 30,      Nine months ended  April 30,
                                                     2003           2002            2003                2002
                                                     ----           ----            ----                ----
Revenue
       Products                                    $60,083        $61,678         $199,081            $185,837
       Services                                      3,861          3,453           13,690               8,959
                                                     -----          -----           ------               -----
                                                    63,944         65,131          212,771             194,796
                                                    ------         ------          -------             -------

Cost of revenue
       Products                                     53,703         53,391          177,600             160,470
       Services                                      2,968          2,699           10,459               6,724
                                                     -----          -----           ------               -----

                                                    56,671         56,090          188,059             167,194
                                                    ------         ------          -------             -------

       Gross profit                                  7,273          9,041           24,712              27,602


Selling, general and
    administrative expenses                          7,208          8,480           24,759              26,269
                                                     -----          -----           ------              ------
       Income  (loss) from operations                   65            561              (47)              1,333

Interest and other income (expense), net               (22)            40              146                 162
                                                       ---             --              ---                 ---

       Income before income taxes                       43            601               99               1,495

Income tax provision                                    17            237               40                 594
                                                        --            ---               --                 ---
Net income                                             $26           $364              $59                $901
                                                        ==            ===               ==                 ===

Net income per share
   Basic                                             $0.00          $0.05            $0.01               $0.11
                                                     =====          =====            =====               =====
    Diluted                                          $0.00          $0.05            $0.01               $0.11
                                                    =====           =====            =====               =====


Weighted average
  shares outstanding

  Basic                                              7,990          7,990            7,990               7,990
                                                     =====          =====            =====               =====
  Diluted                                            7,990          7,992            7,990               7,991
                                                     =====          =====            =====               =====


                            - More Tables To Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                     (in thousands except per share amounts)

                                                               April 30, 2003      July 31, 2002
                                                                 (Unaudited)       -------------
                                                                 -----------

Assets:
  Cash and cash equivalents                                        $10,850           $ 8,963
  Accounts receivable, net                                          29,314            32,561
  Inventory                                                         14,795            11,165
  Deferred income taxes                                                403               403
  Prepaid income taxes                                                 720               426
  Prepaid expenses and other current assets                            851               526
                                                                    ------          --------

       Total current assets                                         56,933            54,044

Property and equipment, net                                         14,528             7,012
Goodwill, net                                                        8,311             8,311
Deferred income taxes                                                  803               803
Other assets                                                           144               491
                                                                    ------           -------

       Total assets                                                $80,719           $70,661
                                                                    ======            ======

Liabilities:
  Accounts payable and accrued expenses                            $25,156           $23,078
  Deferred service contract revenue                                    605               868
  Current portion of capital lease obligations                         204                 -
                                                                    ------             -----

         Total current liabilities                                  25,965            23,946

Deferred compensation payable                                          203               203
Capital lease obligations, net of current portion                    7,980                 -
                                                                   -------             -----

         Total liabilities                                          34,148            24,149
                                                                    ------            ------

Shareholders' equity:
  Preferred stock, $.01 par value; 5,000  shares
    authorized, none issued                                              -                 -
  Common stock, $.01 par value; 25,000  shares authorized,
     7,990 and 7,990  issued and outstanding                            80                80
  Additional paid-in capital                                        18,942            18,942
  Deferred compensation                                                (23)              (23)
  Retained earnings                                                 27,572            27,513
                                                                    ------            ------

         Total shareholders' equity                                 46,571            46,512
                                                                    ------            ------

         Total liabilities and shareholders' equity                $80,719           $70,661
                                                                    ======            ======




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